Exhibit 99.1

NATURAL RESOURCE PARTNERS L.P.

UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On December 11, 2018, NRP (Operating) LLC (“NRP Operating”), a wholly owned subsidiary of Natural Resource Partners L.P. (the “Partnership”), sold all of the outstanding equity interests in VantaCore Partners LLC (“VantaCore”), the Partnership's construction aggregates segment, to VantaCore Intermediate Holding, LLC, an affiliate of Sun Capital Partners, Inc. (the “Buyer”), for $197 million of estimated net proceeds after purchase price adjustments and transaction expenses.

The unaudited condensed consolidated pro forma financial statements presented in this exhibit are based on the Partnership's historical financial statements and are being presented to give effect to this sale of assets to the Buyer. The Unaudited Pro Forma Consolidated Balance Sheet reflects the sale as if it occurred on September 30, 2018. The Unaudited Pro Forma Condensed Consolidated Statements of Income give effect to the sale as if it occurred on January 1, 2015, the beginning of the earliest period presented.

The unaudited pro forma condensed consolidated financial statements, including notes thereto, should be read in conjunction with the Partnership's audited consolidated financial statements and notes thereto for the year ended December 31, 2017, 2016 and 2015 contained in its most recent Annual Report on Form 10-K, as well as in conjunction with the Partnership's unaudited consolidated financial statements and notes thereto for the three and nine months ended September 30, 2018 contained in its most recent Quarterly Report on Form 10-Q.

The pro forma adjustments, described in the related notes, are based upon presently available information and assumptions that management believes are reasonable under the circumstances as of the date of this filing. Actual adjustments may differ materially from the information presented. The unaudited pro forma condensed consolidated financial information presented is for informational purposes only and do not reflect what the Partnership's financial position and results of operations would have been had the sale occurred on the dates indicated and these statements are not indicative of the Partnership's future financial position and future results of operations.

NATURAL RESOURCE PARTNERS L.P.

NATURAL RESOURCE PARTNERS L.P.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2018

(In thousands, except unit data)	Historical	Pro Forma Adjustments (1)		Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$63,387	$(4,780)	(a)	$58,607
Restricted cash	—	102,029	(b)	102,029
Accounts receivable, net	55,734	(23,558)	(a)	32,176
Accounts receivable—affiliates	22	—		22
Inventory	9,572	(9,572)	(a)	—
Prepaid expenses and other	4,665	(1,746)	(a)	2,919
Current assets of discontinued operations	988	—		988
Total current assets	134,368	62,373		196,741
Land	24,809	(801)	(a)	24,008
Plant and equipment, net	48,148	(47,073)	(a)	1,075
Mineral rights, net	869,106	(103,690)	(a)	765,416
Intangible assets, net	46,998	(2,515)	(a)	44,483
Equity in unconsolidated investment	242,901	—		242,901
Long-term contracts receivable	39,416	—		39,416
Other assets	6,188	(5,391)	(a) (c)	797
Total assets	$1,411,934	$(97,097)		$1,314,837
LIABILITIES AND CAPITAL
Current liabilities
Accounts payable	$7,467	$(6,700)	(a)	$767
Accounts payable—affiliates	608	(10)	(a)	598
Accrued liabilities	14,005	(4,906)	(a)	9,099
Accrued liabilities—affiliates	—	—		—
Accrued interest	5,540	(233)	(d)	5,307
Current portion of deferred revenue	1,403	—		1,403
Current portion of long-term debt, net	75,201	—		75,201
Total current liabilities	104,224	(11,849)		92,375
Deferred revenue	40,885	—		40,885
Long-term debt, net	716,514	(95,000)	(e)	621,514
Other non-current liabilities	1,958	(1,854)	(a)	104
Total liabilities	863,581	(108,703)		754,878
Commitments and contingencies (see Note 15)
Class A Convertible Preferred Units (250,000 and 258,844 units issued and outstanding at September 30, 2018 and December 31, 2017, respectively, at $1,000 par value per unit; liquidation preference of $1,500 per unit)	164,587	—		164,587
Partners’ capital
Common unitholders’ interest (12,251,773 (f) and 12,232,006 units issued and outstanding at September 30, 2018 and December 31, 2017, respectively)	319,673	11,374	(g)	331,047
General partner’s interest	4,293	232	(g)	4,525
Warrant holders’ interest	66,816	—		66,816
Accumulated other comprehensive loss	(4,081)	—		(4,081)
Total partners’ capital	386,701	11,606		398,307
Non-controlling interest	(2,935)	—		(2,935)
Total capital	383,766	11,606		395,372
Total liabilities and capital	$1,411,934	$(97,097)		$1,314,837

See accompanying notes to unaudited pro forma condensed consolidated financial statements

NATURAL RESOURCE PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
NINE MONTHS ENDED SEPTEMBER 30, 2018

(In thousands, except per unit data)	Historical	Pro Forma Adjustments (1)		Pro Forma
Revenues and other income
Coal royalty and other	$134,428	$—		$134,428
Coal royalty and other—affiliates	484	—		484
Transportation and processing services	17,238	—		17,238
Construction aggregates	91,055	91,055	(h)	—
Road construction and asphalt paving services	13,154	13,154	(h)	—
Equity in earnings of Ciner Wyoming	34,986	—		34,986
Gain on asset sales, net	1,033	214	(h)	819
Total revenues and other income	$292,378	$104,423		$187,955

Operating expenses
Operating and maintenance expenses	$103,403	$90,450	(h)	$12,953
Operating and maintenance expenses—affiliates	8,944	775	(h)	8,169
Depreciation, depletion and amortization	24,741	9,377	(h)	15,364
General and administrative	8,068	—		8,068
General and administrative—affiliates	2,714	—		2,714
Asset impairments	242	—		242
Total operating expenses	$148,112	$100,602		$47,510

Income from operations	$144,266	$3,821		$140,445

Other expense, net
Interest expense, net	$(53,205)	$(2,218)	(h) (i)	$(50,987)
Total other expense, net	$(53,205)	$(2,218)		$(50,987)

Net income from continuing operations	$91,061	$1,603		$89,458

Income from continuing operations per common unit
Basic	$5.45			$5.32
Diluted	$4.06			$3.99

Weighted average common units—basic	12,243			12,243
Weighted average common units—diluted	21,841			21,841
See accompanying notes to unaudited pro forma condensed consolidated financial statements

NATURAL RESOURCE PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2017

(In thousands, except per unit data)	Historical	Pro Forma Adjustments (1)		Pro Forma
Revenues and other income
Coal royalty and other	$158,399	$—		$158,399
Coal royalty and other—affiliates	23,402	—		23,402
Transportation and processing services	14,510	—		14,510
Transportation and processing services—affiliate	6,012	—		6,012
Construction aggregates	112,970	112,970	(h)	—
Road construction and asphalt paving services	18,411	18,411	(h)	—
Equity in earnings of Ciner Wyoming	40,457	—		40,457
Gain on asset sales, net	3,856	311	(h)	3,545
Total revenues and other income	$378,017	$131,692		$246,325

Operating expenses
Operating and maintenance expenses	$126,982	$110,211	(h)	$16,771
Operating and maintenance expenses—affiliates	9,534	1,422	(h)	8,112
Depreciation, depletion and amortization	34,985	12,579	(h)	22,406
Amortization expense—affiliate	1,008	—		1,008
General and administrative	13,513	—		13,513
General and administrative—affiliates	4,989	—		4,989
Asset impairments	3,031	64	(h)	2,967
Total operating expenses	$194,042	$124,276		$69,766

Income from operations	$183,975	$7,416		$176,559

Other expense, net
Interest expense, net	$(82,721)	$(4,849)	(h) (i) (j)	$(77,872)
Debt modification expense	(7,939)	—		(7,939)
Loss on extinguishment of debt	(4,107)	—		(4,107)
Total other expense, net	$(94,767)	$(4,849)		$(89,918)

Net income from continuing operations	$89,208	$2,567		$86,641

Income from continuing operations per common unit
Basic	$5.11			$4.90
Diluted	$3.98			$3.87

Weighted average common units—basic	12,232			12,232
Weighted average common units—diluted	21,950			21,950
See accompanying notes to unaudited pro forma condensed consolidated financial statements

NATURAL RESOURCE PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2016

(In thousands, except per unit data)	Historical	Pro Forma Adjustments (1)		Pro Forma
Revenues and other income
Coal royalty and other	$144,520	$—		$144,520
Coal royalty and other—affiliates	46,259	—		46,259
Transportation and processing services—affiliate	19,336	—		19,336
Construction aggregates	103,755	103,755	(h)	—
Road construction and asphalt paving services	17,047	17,047	(h)	—
Equity in earnings of Ciner Wyoming	40,061	—		40,061
Gain on asset sales, net	29,081	13	(h)	29,068
Total revenues and other income	$400,059	$120,815		$279,244

Operating expenses
Operating and maintenance expenses	$119,621	$98,884	(h)	$20,737
Operating and maintenance expenses—affiliates	10,925	1,772	(h)	9,153
Depreciation, depletion and amortization	43,087	14,506	(h)	28,581
Amortization expense—affiliate	3,185	—		3,185
General and administrative	16,979	—		16,979
General and administrative—affiliates	3,591	—		3,591
Asset impairments	16,926	1,065	(h)	15,861
Total operating expenses	$214,314	$116,227		$98,087

Income from operations	$185,745	$4,588		$181,157

Other expense, net
Interest expense, net	$(90,008)	$—		$(90,008)
Interest expense—affiliate	(523)	—		(523)
Total other expense, net	$(90,531)	$—		$(90,531)

Net income from continuing operations	$95,214	$4,588		$90,626

Income from continuing operations per common unit
Basic	$7.65			$7.28
Diluted	$7.65			$7.28

Weighted average common units—basic	12,232			12,232
Weighted average common units—diluted	12,232			12,232
See accompanying notes to unaudited pro forma condensed consolidated financial statements

NATURAL RESOURCE PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF LOSS
YEAR ENDED DECEMBER 31, 2015

(In thousands, except per unit data)	Historical	Pro Forma Adjustments (1)		Pro Forma
Revenues and other income
Coal royalty and other	$154,066	$—		$154,066
Coal royalty and other—affiliates	67,682	—		67,682
Transportation and processing services—affiliate	22,033	—		22,033
Construction aggregates	124,085	124,085	(h)	—
Road construction and asphalt paving services	14,964	14,964	(h)	—
Equity in earnings of Ciner Wyoming	49,918	—		49,918
Gain on asset sales, net	6,900	(36)	(h)	6,936
Total revenues and other income	$439,648	$139,013		$300,635

Operating expenses
Operating and maintenance expenses	$136,943	$115,643	(h)	$21,300
Operating and maintenance expenses—affiliates	15,323	1,302	(h)	14,021
Depreciation, depletion and amortization	57,295	15,578	(h)	41,717
Amortization expense—affiliate	3,621	—		3,621
General and administrative	7,036	—		7,036
General and administrative—affiliates	5,312	—		5,312
Asset impairments	384,545	6,218	(h)	378,327
Total operating expenses	$610,075	$138,741		$471,334

Income (loss) from operations	$(170,427)	$272		$(170,699)

Other expense, net
Interest expense, net	$(87,893)	$—		$(87,893)
Interest expense—affiliate	(1,851)	—		(1,851)
Total other expense, net	$(89,744)	$—		$(89,744)

Net income (loss) continuing operations	$(260,171)	$272		$(260,443)

Loss from continuing operations per common unit
Basic	$(20.78)			$(20.80)
Diluted	$(20.78)			$(20.80)

Weighted average common units—basic	12,232			12,232
Weighted average common units—diluted	12,232			12,232
See accompanying notes to unaudited pro forma condensed consolidated financial statements

NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The historical information for the Partnership is derived from the historical financial statements of the Partnership. The Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2018 is presented to illustrate the estimated effects of selling VantaCore to the Buyer as if the transaction had occurred on September 30, 2018. The Unaudited Pro Forma Condensed Consolidated Statements of Income are presented for the nine months ended September 30, 2018 and the years ended December 31, 2017, 2016 and 2015 as if the sale transaction had occurred at January 1, 2015, the beginning of the earliest period presented.

The pro forma adjustments are based on available information and assumptions management believes are directly attributable to the transaction, factually supportable and for income statement purposes are expected to have a continuing impact. The pro forma adjustments to reflect the sale of VantaCore to the Buyer include:

•	the associated assets, liabilities, revenue and expenses associated with the business sold to the Buyer;

•
collection of anticipated cash proceeds in the unaudited pro forma consolidated balance sheet as if the sale had occurred on September 30, 2018, net of transaction expenses and customary purchase price adjustments.

 Note 2. Adjustments to Pro Forma Financial Statements

(1)	The following pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change:
	(a)	Reflects the removal of the assets and liabilities of VantaCore sold to the Buyer.
(b)
Reflects the net cash proceeds less repayment of the outstanding principal and accrued interest on the Partnership's Opco Revolving Credit Facility (the "Revolver"). The Partnership's debt agreements stipulated that 75% of the net cash proceeds from certain asset sales be used to pay down the Revolver and 25% be offered to the holders of its Opco Senior Notes (the "Notes") on a pro-rata basis. $95 million was repaid on the Revolver, $49 million will be offered to the holders of the Notes and the remaining $53 million of net cash proceeds is restricted and expected to be used to make regular amortization payments on the Notes over the next twelve months.

	(c)	Reflects the write-off of debt issue costs related to the Revolver.
	(d)	Reflects accrued interest related to the Revolver paid using a portion of the proceeds from the asset sale.
	(e)	Reflects the payment in full of the Revolver using a portion of asset sale proceeds.
	(f)	Reflects the additional common units issued as a result of the transaction bonus paid in common units.
(g)
Reflects the estimated net gain on asset sale had the transaction closed on September 30, 2018 and the resulting impact of the write-off of debt issue costs related to the assumed repayment of the Revolver.

	(h)	Reflects the removal of revenue and expenses directly associated with VantaCore.
(i)
Reflects the reduction in interest expense related to the repayment of the Notes in accordance with the terms of the Partnership's debt agreements at January 1, 2017, to give effect to the impact of the sale as if it had occurred on this date. At January 1, 2017, the Partnership's debt agreements stipulated that 75% of the net cash proceeds from certain asset sales be used to pay down the Revolver and 25% be offered to the holders of the Notes on a pro-rata basis. The Partnership assumed the holders of the Notes accepted the repayment offer made on January 1, 2017.

(j)
Reflects the reduction in interest expense related to the repayment of the Revolver in accordance with the terms of the Partnership's debt agreements at January 1, 2017, to give effect to the impact of the sale as if it had occurred on this date. At January 1, 2017, the Partnership's debt agreements stipulated that 75% of the net cash proceeds from certain asset sales be used to pay down the Revolver and 25% be offered to the holders of the Notes on a pro-rata basis. The Revolver was fully repaid in March of 2017 as part of the Partnership's recapitalization transactions; therefore, the Unaudited Pro Forma Condensed Consolidated Statements of Income for the year ended December 31, 2017 only removes approximately two months' worth of interest expense related to the Revolver.